UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Applied Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3050 BOWERS AVENUE

P.O. BOX 58039, M/S 5030

SANTA CLARA, CA 95054

V28575-P01901

Your Vote Counts!

APPLIED MATERIALS, INC.

2024 Annual Meeting

Vote by March 6, 2024

11:59 PM ET

You invested in APPLIED MATERIALS, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on March 7, 2024.

Get informed before you vote

View the Proxy Statement and Annual Report to Shareholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to February 22, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Smartphone users	Vote in Person at the Meeting*
Point your camera here and	March 7, 2024
vote without entering a	10:00 a.m. Central Time
control number
Location: Applied Materials, Inc. 9700 US 290 East, Building 37 Austin, Texas 78724

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Board
Voting Items		Recommends

1.	Election of Directors	For
Nominees:
1a.	Rani Borkar

1b.	Judy Bruner	For

1c.	Xun (Eric) Chen	For

1d.	Aart J. de Geus	For

1e.	Gary E. Dickerson	For

1f.	Thomas J. Iannotti	For

1g.	Alexander A. Karsner	For

1h.	Kevin P. March	For

1i.	Yvonne McGill	For
1j.	Scott A. McGregor	For

2.	Approval, on an advisory basis, of the compensation of Applied Materials’ named executive officers for fiscal year 2023.	For

3.	Ratification of the appointment of KPMG LLP as Applied Materials’ independent registered public accounting firm for fiscal year 2024.	For

4.	Shareholder proposal requesting that Applied Materials prepare a report disclosing Applied Materials’ policy and procedures governing lobbying and payments by Applied Materials used for lobbying.	Against

5.	Shareholder proposal requesting that Applied Materials report on quantitative median and adjusted pay gaps across race and gender.	Against

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

V28576-P01901